Exhibit 99.1

Healthpeak Properties Announces Tender Offers for Outstanding Notes

DENVER, May 4, 2021 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) announced today that it has commenced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of $550,000,000 (the “Aggregate Maximum Tender Amount”) of its 3.400% Senior Notes due 2025 (the “3.400% Notes”) and its 4.000% Senior Notes due 2025 (the “4.000% Notes” and, together with the 3.400% Notes, the “Notes”).

Title of Note	CUSIP Number	Principal Amount Outstanding	Target Allocation	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)
3.400% Senior Notes due 2025	40414 LAM1	$600,000,000	$250,000,000	0.75% UST due April 30, 2026	FIT1	+5 bps	$30
4.000% Senior Notes due 2025	40414 LAN9	$750,000,000	$300,000,000	0.75% UST due April 30, 2026	FIT1	+5 bps	$30

(1)	Per $1,000 principal amount.
(2)	The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the applicable Early Tender Premium.

The Tender Offers consist of offers to purchase the Notes for cash, on the terms and conditions set forth in the offer to purchase, dated May 4, 2021 (as the same may be amended or supplemented, the “Offer to Purchase”). Subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offers, Healthpeak will accept for purchase on the Early Settlement Date, if any, or the Final Settlement Date (each as defined in the Offer to Purchase), as applicable, Notes validly tendered in the Tender Offers, up to (i) $250,000,000 aggregate principal amount of 3.400% Notes validly tendered and (ii) $300,000,000 aggregate principal amount of 4.000% Notes validly tendered (with respect to each series of Notes, the “Target Allocation”).

Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time, even if such Notes validly tendered after the Early Tender Time are of a series that is yet to satisfy its Target Allocation. Therefore, if only one series of Notes has satisfied its Target Allocation at the Early Tender Time or the Expiration Time, as the case may be, Healthpeak may acquire more than the Target Allocation for such series of Notes that has satisfied its Target Allocation and less than the Target Allocation for the other series of Notes at the Early Settlement Date or Final Settlement Date, as applicable. In no event will Healthpeak purchase Notes in excess of the Aggregate Maximum Tender Amount.

The Tender Offers will expire at 5:00 p.m., New York City Time, on June 2, 2021, or any other date and time to which Healthpeak extends the applicable Tender Offer (such time and date, as it may be extended with respect to a Tender Offer, the “Expiration Time”), unless the applicable Tender Offer is earlier terminated. Holders of each series of Notes must validly tender and not validly withdraw such Notes prior to or at 5:00 p.m., New York City Time, on May 17, 2021 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Time”), to be eligible to receive the applicable Total Consideration, which is inclusive of an amount in cash equal to the applicable amount set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”), plus Accrued Interest (as defined below). Holders of the Notes who validly tender their Notes after the Early Tender Time but prior to or at the Expiration Time will be eligible to receive an amount equal to the applicable Total Consideration minus the applicable Early Tender Premium plus Accrued Interest.

Subject to applicable law, Healthpeak may increase or decrease the Aggregate Maximum Tender Amount in its sole discretion.

The Notes may be validly withdrawn at any time prior to , but not after, 5:00 p.m., New York City Time, on May 17, 2021 (such date and time, as it may be extended with respect to a Tender Offer, the “Withdrawal Deadline”). Subject to applicable law, Healthpeak may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline.

The applicable “Total Consideration” for each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for each series of Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, on May 18, 2021, unless extended or the applicable Tender Offer is earlier terminated.

Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Time will, if not previously paid for on an earlier settlement date, if applicable, be made on a date promptly following the Expiration Time, which is currently anticipated to be June 4, 2021, the second business day after the Expiration Time. Healthpeak reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Time on an earlier settlement date, which, if Healthpeak so elects, is currently anticipated to be May 19, 2021, the second business day after the Early Tender Time, provided that the conditions to the applicable Tender Offer have been satisfied or waived.

Holders of each series of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but excluding, the applicable settlement date (“Accrued Interest”).

The Tender Offers are subject to the satisfaction or waiver of certain conditions, as set forth in the Offer to Purchase. The Tender Offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Offer for Purchase is being distributed to holders beginning today. Mizuho Securities USA LLC and Goldman Sachs & Co. LLC are serving as the dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Mizuho Securities USA LLC at (212) 205-7736 (collect) or (866) 271-7403 (toll-free) or Goldman Sachs & Co. LLC at (212) 902-6351 (collect).

None of Healthpeak or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to any of the Tender Offers, and neither Healthpeak nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offers do not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offers, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/healthpeak/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 807-2200 (bankers and brokers can call collect at (212) 430-3774).

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include, but are not limited to, Healthpeak’s ability to complete the Tender Offers and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase and in its Securities and Exchange Commission filings. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns

Vice President – Corporate Finance and Investor Relations

(720) 428-5400